April 5, 2013

Xzeres Corp

9025 Southwest Hillman Court #3124

Wilsonville, Oregon 077070

Attention: Mr. Steve Shum

Chief Executive Officer

Gentlemen:

We are pleased to confirm the arrangements under which Max Value Advisors, LLC (“Financial Advisor”) has been exclusively engaged by each of Xzeres Corp (“Xzeres Corp”) and Xzeres Energy Services Corporation (“Energy”) and Xzeres Wind Europe, Ltd (“Wind, together with Xzeres Corp and Energy, collectively, the “Company” or “Xzeres”) to provide strategic consulting services related to the Company’s existing and future operations and financial advisory services related to any M&A Transaction, Financing Transaction, or combination thereof, whether effectuated in one transaction or a series of transaction (each a “Transaction”) or such other services as the Company requires.

During the term of its engagement, Financial Advisor will provide such financial advice and assistance in connection with a potential Transaction as the Company may reasonably request. It is understood that assistance rendered by Financial Advisor with respect to the Transaction will be on a “best efforts” basis.

Financial Advisor’s Role

Financial Advisor will:

  Evaluate the Company’s strategic options, including a possible sale or disposition of the Company’s assets, the Company’s debt capacity and alternative capital structures, and the Company’s ability to raise additional equity capital;
  Advise the Company as its exclusive financial advisor on all aspects of a potential Transaction, including timing, structure and terms;
  Assist the Company, if required, to draft an informational offering memorandum, and to solicit, coordinate and evaluate indications of interest regarding a Transaction;
  Assist the Company with the design of any debt and equity securities or other consideration to be issued in connection with a Transaction;
  Advise the Company as to potential mergers or acquisitions, and the sale or other disposition of any of the Company’s assets or businesses;
  Assist the Company in communications and negotiations with its constituents, including, creditors, employees, vendors, shareholders and other parties-in-interest in connection with any Transaction;
  Render such other financial advisory and investment banking services as may be mutually agreed upon by Financial Advisor and the Company; and
  Participate in negotiations among the Company, its existing and future lenders, and its creditors, suppliers and other vendors.
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Compensation

Monthly Fee:

For services performed by Financial Advisor from the date of this Agreement through the period ending eighteen (18) months from the date hereof, the Company shall pay Financial Advisor a monthly fee in the amount of $40,000 per month (the “Monthly Fee”), which shall be payable in cash on the first day of each month during the term of this Agreement in accordance with the terms of the Budget attached as Exhibit “A”(the “Budget”) to the Company’s Loan and Security Agreement, dated of even date herewith (the “Loan Agreement”) with Renewable Power Resources, LLC (“Lender”). In the event the amount of the Monthly Fee payable in cash, together with the amount of the fees due Hofflich & Associates (“Management Consultant”) and the amount of interest and fees payable to Lender in accordance with the terms of the Loan Agreement exceeds the amount budgeted for Total Interest, Loan Fees and Management Fees for such month, Financial Advisor agrees to defer that portion of the Monthly Fee that exceeds the amount payable in accordance with the Budget, which amount shall be payable in full accordance with the terms set forth herein. The Company acknowledges and agrees that this agreement shall remain in full force and effect and the Monthly Fee shall be due and payable to Financial Advisor in accordance with the terms of this agreement as consideration for the services being provided by Financial Advisor, and shall survive after the repayment of the obligations due Lender by the Company under the terms of the Loan Agreement.

Transaction Fee:

In consideration for Financial Advisor’s services, the Company shall pay directly out of the gross proceeds of any Transaction as a cost of the Transaction a cash fee in the amount of ten (10%) percent of the Transaction Value in the event the Transaction Value.

An “M&A Transaction” shall mean, collectively, (a) any merger, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which the Company is acquired by, or combined with, any person, group of persons, partnership, corporation or other entity (including, without limitation, existing lenders, creditors, employees, affiliates, and/or shareholders) (collectively, an “Investor”); and/or (b) the acquisition, directly or indirectly by an Investor (or by one or more persons or entities acting together with an Investor pursuant to a written agreement or otherwise), in a single transaction or a series of transactions, of (i) all of, or any material, assets or operations of the Company or (ii) any outstanding or newly-issued shares of the Company’s capital stock (or any securities convertible into, or options, warrants or other rights to acquire such capital stock) (such capital stock and such other securities, options, warrants and other rights being collectively referred to as “Company Securities” resulting in holders of shares of the Company’s capital stock immediately prior thereto owning less than 50% of such capital stock immediately thereafter.

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A “Financing Transaction” shall mean, collectively, the issuance, whether public or private, of debt and/or equity securities for or on behalf of the Company (whether to raise funds, refinance existing senior indebtedness, refinance outstanding securities or exchange securities or any combination thereof) or such other financing of any type committed to complete any other Transaction.

For the purposes of this agreement, the term “Transaction Value” includes (i) the total amount of proceeds and other consideration paid or received by the Company, including, the total amount of cash, notes, securities and other property (whether tangible or intangible) paid, payable, delivered or deliverable, directly or indirectly, for the assets, business or capital stock of the Company; (ii) the fair market value of any assets, securities or other property or rights transferred, directly or indirectly, in payment for the assets, business or stock of the Company (including, without limitation, payments to be made pursuant to any escrow or hold back, installment or earn-out, under non-competition or similar arrangements, other than market rate employment on consulting arrangements, and any deferred or contingent payments), except that debt instruments will be valued at the face amount thereof; (iii) the fair market value of principal amount of any indebtedness for borrowed money appearing on the most recent balance sheet of the Company prior to the consummation of the transaction and assumed by the purchaser; (iv) the total amount of notes, bank debt or junior and/or subordinated debt raised or committed; and (v) any other value as may be determined through an appropriate proceeding in recognition and furtherance of the purposes of this agreement. Financial Advisor acknowledges that the Transaction Value shall be adjusted appropriately based on adjustments to the purchase price made in respect of changes to working capital. If, in lieu of receiving all or any portion of the type of consideration payable to the other shareholders of the Company in connection with a transaction, any shareholder directly or indirectly retains an ownership interest in Company or directly or indirectly acquires an ownership interest in the corporation or other entity surviving or resulting from the transaction, the Transaction Value shall be calculated by assuming that such shareholder had sold its entire ownership interest in the Company and received in exchange therefor an amount per share equal to that received by the Company or the other shareholders of the Company, as the case may be, in the transaction.

For purposes of calculating the Transaction Fee, the fair market value of securities for which there is an established trading market will be the closing sale price of the securities on the trading day preceding the date of the closing of the transaction. The fair market value of any assets, securities, property or rights (other than as provided above) will be mutually agreed by Financial Advisor and the Company. If the parties cannot agree upon the fair market value of such assets, securities, property or rights, they will choose a qualified appraiser of national standing to conclusively determine, at the Company's expense, such fair market value. Upon request, the Company will make available to Financial Advisor any information available to it for purposes of calculating the amount of any component of the Transaction Value.

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The Transaction Fee will also become payable by the Company upon consummation of (a) any merger, consolidation, reorganization, recapitalization or other transaction or series of related transactions pursuant to which the Company is acquired by or combined with another person or entity or (b) the acquisition, directly or indirectly, by another person or entity, in a single transaction or series of related transactions, of (i) all or any portion of the assets or business of Company or (ii) securities representing 50% or more of the total voting power of the Company in the election of Directors.

Expenses and Disbursements

The Company agrees to reimburse Financial Advisor for all reasonable out-of-pocket expenses incurred in connection with the performance of its duties under this agreement, including but not limited to, reasonable fees and expenses including attorney’s fees that may be incurred in connection with any specific legal issues that may arise. The Company agrees to the provisions with respect to Financial Advisor’s indemnity and other matters set forth in Appendix A which is incorporated by reference into this letter.

Warrants

Simultaneously with the execution and delivery of the Loan Agreement, the Company shall execute and deliver to the Financial Advisor Initial Warrants in favor of the Financial Advisor entitling the Financial Advisor to purchase an aggregate of 6,000,000 (six million) shares of Common Stock of Xzeres Corp. at a per share exercise price of $0.35 (thirty-five cents), in each case subject to adjustment as provided therein during a term of 48 (forty-eight) months, which Initial Warrant shall be substantially in the form attached.

Accrued Compensation

Each of Financial Advisor, the Management Consultant and Lender have agreed that, in accordance with the terms of the Budget, the aggregate amount of fees payable in cash to the Financial Advisor, the Management Consultant and Lender, for interest and fees in accordance with the terms of the Loan Agreement, shall not exceed the aggregate sum of Total Interest, Loan Fees and Management Fees payable in cash per month in accordance with the Budget. To the extent the fees and any expenses payable to the Financial Advisor are not paid in cash in full on a monthly basis as provided in the Agreement, the Financial Advisor, at its option, may, at the earlier of (a) the time the Company repays Lender in full in cash, or (b) the maturity date of this Agreement, either (i) receive payment in full in cash for the amount of accrued and unpaid fees and expenses due and owing at such time or (ii) convert some or all of such accrued and unpaid fees and expenses to Series A Warrants (which shall be substantially in the form attached), which warrants shall entitle the Financial Advisor, upon exercise, to purchase such number of shares of Common Stock of Xzeres Corp. as shall be equal to the dollar amount being converted times 3 (three), and to purchase such shares at an initial exercise price of $0.35 (thirty-five cents) per share, subject to adjustment as provided therein during a term of 48 (forty-eight) months.

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In addition, the Financial Advisor shall have the option to purchase additional Series A Warrants, up to an amount not to exceed the amount of fees paid to the Financial Advisor in cash during the term of this Agreement, which warrants shall entitle the Financial Advisor, upon exercise, to purchase such number of shares of Common Stock of Xzeres Corp. as shall be equal to the dollar amount being purchased times 3 (three), and to purchase such shares at an initial exercise price of $0.35 (thirty-five cents) per share, subject to adjustment as provided therein during a term of 48 (forty-eight) months.

In order to coordinate our efforts to effect a transaction satisfactory to the Company, each of Financial Advisor, and its officers, members and representatives, and the Company, and its directors, shareholders, members and executive officers, will promptly inform each other of any inquiry either the Company or Financial Advisor may receive concerning the availability of all or a portion of the stock or assets of the Company for purchase. Each of Financial Advisor and the Company agree that prior to either the Company, or its directors, members, shareholders and executive officers, and/ or Financial Advisor, or its officers, members and representatives, initiating any discussions with respect to any Transaction, including a sale of the Company, each of the Company and Financial Advisor shall discuss and agree on a strategy, which will be implemented in connection with initiating such discussions. In the event either the Company, or its directors, members, shareholders and executive officers, or Financial Advisor, or its officers, members and representatives, initiates a discussion or receives an inquiry regarding a potential Transaction, each of the Company and Financial Advisor agree that such discussion will be preliminary and each will promptly contact the other to discuss any such initial contact and that any additional discussions will not be conducted by either Financial Advisor, nor any of its officers, members or representatives, or the Company, nor any of its members, shareholders, directors or executive officers, without first consulting with each other.

This agreement may not be terminated by the Company until such time as a Transaction has been consummated and the fees payable by the Company to Financial Advisor under the terms of this agreement have been paid. The Company acknowledges and agrees that this agreement shall remain in full force and effect and the Transaction Fee shall be due and payable to Financial Advisor in accordance with the terms of this agreement as consideration for the services being provided by Financial Advisor, and shall survive after the repayment of the obligations due Lender by the Company under the terms of the Loan Agreement.

The Company will provide Financial Advisor (and will request that each prospective purchaser with which the Company enters into negotiations provide Financial Advisor) with such information as Financial Advisor reasonably deems appropriate in connection with its engagement and will provide Financial Advisor with access to the Company's officers, directors and advisors. The Company will be solely responsible for the accuracy and completeness of any information relating to the Company provided by it or on its behalf to Financial Advisor. The Company acknowledges that Financial Advisor: (i) will not be independently verifying the publicly available information or information supplied by or on behalf of the Company in connection with its engagement; (ii) does not assume responsibility for the accuracy of any such information and (iii) will not make an appraisal of any assets or liabilities of the Company or any prospective purchaser. The Company will use commercially reasonable efforts to negotiate an appropriate integration clause or similar provision in any agreement with a prospective purchaser limiting the responsibility of the Company and its advisors to the representations expressly set forth in such agreement.

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The Company represents that it is a sophisticated business enterprise that has retained Financial Advisor for the limited purposes set forth in this agreement, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims any intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this agreement. This agreement is solely for the benefit of Financial Advisor, the Company and each of their respective officers, directors, employees and agents, and any person controlling them within the meaning of the Securities Act of 1933, as amended, and the respective legal representatives, successors and assigns of Financial Advisor and the Company, and no other person shall acquire or have any right under or by virtue of this agreement.

No fee payable to any other financial advisor by the Company or any other company in connection with the subject matter of this engagement shall reduce or otherwise affect any fee payable hereunder to Financial Advisor.

Except to the extent described in the last sentence of this paragraph, any controversy or claim arising out of or relating to this engagement agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration proceedings will be conducted in New York, New York. The arbitrator shall have no authority to award punitive damages or any other damages not measured by the prevailing party’s actual damages, and may not make any ruling, finding or award that does not conform to the terms and conditions of this engagement agreement. Notwithstanding the foregoing, nothing contained in this engagement agreement shall be construed to restrict in any way the right of any party hereto to seek injunctive or similar equitable relief in any court of competent jurisdiction with respect to any threatened breach of the provisions of this agreement or any of the respective parties’ obligations hereunder.

This agreement may not be amended or modified except in writing.

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If this letter accurately sets forth the understanding between us, please sign the enclosed copy of this letter below and return it to Financial Advisor. Thank you.

Very truly yours,

MAX VALUE ADVISORS, LLC

By: /s/ MAX VALUE ADVISORS
Its:
Agreed to as of the above date:

XZERES CORP
By: /s/ Frank Greco
Its: CEO

XZERES ENERGY SERVICES CORP
By: /s/ Frank Greco
Its: President

XZERES WIND EUROPE, LTD.
By: /s/ Frank Greco
Its: President
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APPENDIX A

In the event that Financial Advisor becomes involved in any capacity, other than as a plaintiff, in any action, proceeding or investigation brought by any person other than any employee of Financial Advisor, or against any person, including the officers, directors and shareholders of Xzeres Corp and/or the officers, directors and stockholders of Xzeres Energy Services Corp and/ or Xzeres Wind Europe, Ltd (collectively, the “Company”), in connection with any matter related to the assignment described in this letter, the Company agrees to periodically reimburse Financial Advisor for its legal and other expenses (including the cost of any investigation and preparation) reasonably incurred in connection therewith; provided, however, that if it is found (or acknowledged by Financial Advisor) in any such action, proceeding or investigation that any loss, claim, damage or liability of Financial Advisor has resulted from the gross negligence or bad faith of Financial Advisor in performing the services which are the subject of this letter, Financial Advisor shall repay such portion of the reimbursed amounts that is attributable to expenses incurred in relation to the act or omission of Financial Advisor which is the subject of such finding. The Company also will indemnify and hold Financial Advisor harmless against any losses, claims, damages or liabilities to any such person in connection with any matter related to the assignment described in this letter, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Financial Advisor in performing the services that are the subject of this letter. If for any reason the foregoing indemnification is unavailable to Financial Advisor or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Financial Advisor as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders on the one hand and Financial Advisor on the other hand in the matters contemplated by this letter as well as the relative fault of the Company, and Financial Advisor with respect to such loss, claim, damage or liability and any other relevant equitable considerations; provided, however, that unless it is finally judicially determined (or acknowledged by Financial Advisor) that the loss, claim, damage or liability in question had resulted primarily from the gross negligence or bad faith by Financial Advisor in performing the services that are the subject of this letter, in no event shall Financial Advisor be required to contribute any amounts in excess of the fees received by it hereunder. The Company shall be liable for any settlement of any claim against Financial Advisor made with the Company’s written consent, which consent shall not unreasonably be withheld, and the Company shall not, without the prior written consent of Financial Advisor, settle or compromise any claim or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to Financial Advisor of an unconditional release from any and all liability in respect of such claim. Financial Advisor shall have the right to retain counsel of its own choice to represent it in connection with any matter as to which the indemnity, expense reimbursement and contribution provisions apply. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of Financial Advisor and the directors, agents, employees and controlling persons (if any), as the case may be, of Financial Advisor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and Financial Advisor, any such affiliate and any such person. The indemnity obligations of the Company hereunder shall not extend to any affiliate of Financial Advisor or to the directors, agents, employees, or controlling persons (if any), as the case may be, of Financial Advisor or any such affiliate to the extent that any loss, claim, damage or liability results from the gross negligence or bad faith of Financial Advisor or any such other person in performing the services which are the subject of the letter. The Company also agrees that neither Financial Advisor nor any of such affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or its stockholders for or in connection with any matter referred to in this letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of Financial Advisor in performing the services that are the subject of this letter. The provisions of this Appendix A shall survive any termination or completion of the engagement provided by this letter agreement and this letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

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